EXHIBIT 6

LaSalle National Bank hereby consents in accordance with the provisions of
Section 321(b) of the Trust Indenture Act of 1939, that reports of examinations by Federal, State, Territorial and District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                                LA SALLE NATIONAL BANK

                                                By: /s/ Brian D. Ames
                                                    ---------------------
                                                     Brian D. Ames
                                                     Trust Officer